Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. TO HOLD

SPECIAL CONFERENCE CALL TO PROVIDE BACKGROUND

ON ITS CLEAN ENERGY INVESTMENTS

Itasca, IL, March 29, 2012—Arthur J. Gallagher & Co. (NYSE: AJG) will hold a special conference call on April 11, 2012 at 8:00 am ET/7:00 am CT. The purpose of the call is to provide educational and background information on the company’s clean energy investments. This call can be accessed live or as a replay through the investor relations section of Gallagher’s website at www.ajg.com .

In preparation for this call, the company will post essential presentation materials to its website on Tuesday, April 10, 2012 at approximately 4:00 pm ET/3:00 pm CT, at www.ajg.com/investors/special .

During the call, management will review and frequently reference the presentation materials and then open the call for questions and answers. Management anticipates total time for the call to be approximately 1.5 hours in duration.

Some of the topics management expects to cover include the following:

•	A pictorial of a clean energy plant and how it works.

•	A simplified description of the clean energy chemistry.

•	Clean energy investment economics and accounting.

•	Uses of cash generated by the clean energy investments.

•	Risks and uncertainties associated with the clean energy investments.

•	Other frequently asked questions.

Management will not provide any update on its Brokerage and Risk Management segments.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 17 countries and offers client-service capabilities in more than 110 countries around the world through a network of correspondent brokers and consultants.

Contact: Marsha Akin

Director—Investor Relations

(630) 285-3501—marsha_akin@ajg.com

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